UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-27116	93-1258355

(Commission File Number)	IRS Employer Identification No.
91 South Royal Brougham Way
Seattle, WA 98134
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (206) 682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     In June 2005, Sound Beverage, a former distributor of Pyramid Breweries Inc. (“the Company”), filed a suit in King County Superior Court against the Company. The suit alleged that the Company had violated Washington’s Wholesale Distributor/Supplier Equity Act, RCW 19.126, by unreasonably withholding consent to the transfer of distribution rights from Sound Beverage to another distributor. The Company contested this matter through binding arbitration. On August 27, 2007, the arbitrator issued an interim arbitration award of $400,000 in damages, plus interest estimated to be approximately $115,000. The final award, which will not be issued until October 2007, may include an additional amount for attorney fees. The Company is pursuing options for partial reimbursement that may cover a portion of the total award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 30, 2007

PYRAMID BREWERIES INC.
By:	/s/ Scott Barnum
Scott Barnum
President and CEO